Guardant Health Reports Second Quarter 2026 Financial Results and Increases 2026 Revenue Guidance
Second quarter 2026 revenue growth of 44% driven by strong performance in Oncology and Screening
Raises 2026 revenue guidance to $1.34 to $1.36 billion, representing growth of 36% to 38%
PALO ALTO, Calif. July 30, 2026 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter ended June 30, 2026.
Second Quarter 2026 Financial Highlights
For the three-month period ended June 30, 2026, as compared to the same period of 2025:
•Reported total revenue of $335.0 million, an increase of 44%, driven by:
◦Oncology revenue of $219.1 million, an increase of 38%, and approximately 104,000 oncology tests, an increase of 63%
◦Biopharma & Data revenue of $60.9 million, an increase of 9%
◦Screening revenue of $52.9 million, and approximately 66,000 Shield™ screening tests, compared to $14.8 million revenue and 16,000 tests in the prior year period
•Generated non-GAAP gross margin of 67%, compared to 66% for the second quarter of 2025
Recent Operating Highlights
•Received U.S. Food and Drug Administration (FDA) approval for Guardant360® Liquid CDx, the most advanced FDA-approved liquid biopsy panel
•Presented 38 abstracts at the 2026 American Society of Clinical Oncology Annual Meeting, highlighting the expanding clinical utility of Guardant’s portfolio
•Received FDA approval for Guardant360® CDx as a companion diagnostic for Boehringer Ingelheim’s HERNEXEOS for HER2 (ERBB2)-mutant advanced non-small cell lung cancer
•Achieved inclusion of Shield in the American Cancer Society’s updated colorectal cancer screening guidelines
•Obtained Shield coverage from UnitedHealth Group, the first major commercial insurer to provide coverage
•Received FDA approval for higher-throughput, lower-COGS Shield workflow
“Our second-quarter performance reflected broad-based momentum across the Guardant portfolio, with revenue increasing 44% year over year,” said Helmy Eltoukhy, co-founder and co-CEO. “Growth was fueled by strong oncology volume, with acceleration across every product. The landmark FDA approval of Guardant360 Liquid CDx further strengthens our portfolio and positions us to drive sustained growth in the years ahead.”
“Our team delivered another quarter of exceptional growth for Shield, and we are excited about several important milestones that reinforce its expanding role in colorectal cancer screening,” said AmirAli Talasaz, co-founder and co-CEO. “The inclusion of the Shield blood test in the American Cancer Society’s screening guidelines, together with UnitedHealth Group’s broad coverage decision, represents powerful validation of Shield’s clinical utility and its potential to improve access to screening.”
Second Quarter 2026 Financial Results
Revenue was $335.0 million for the second quarter of 2026, a 44% increase from $232.1 million for the corresponding prior year period. Oncology revenue grew 38% to $219.1 million for the second quarter of 2026, from $158.7 million for the corresponding prior year period, driven primarily by an increase in Oncology test volume, which grew 63% over the prior year period. Screening revenue grew over 250% to $52.9 million for the second quarter of 2026, from $14.8 million for the corresponding prior year period, driven primarily by an increase in Shield screening test volume, which grew to approximately 66,000 tests in the second quarter of 2026, from approximately 16,000 tests in the prior year period. Biopharma & Data revenue grew 9% to $60.9 million for the second quarter of 2026, from $56.0 million for the corresponding prior year period. Licensing and other revenue was $2.1 million for the second quarter of 2026, compared to $2.6 million for the corresponding prior year period.
Gross profit, or total revenue less cost of revenue, was $219.0 million for the second quarter of 2026, an increase of $68.1 million or 45%, from $150.9 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 65% for the second quarter of 2026, as compared to 65% for the corresponding prior year period.
Non-GAAP gross profit was $223.1 million for the second quarter of 2026, an increase of $69.3 million or 45%, from $153.8 million for the corresponding prior year period. Non-GAAP gross margin was 67% for the second quarter of 2026, as compared to 66% for the corresponding prior year period.

Operating expenses were $348.1 million for the second quarter of 2026, as compared to $257.3 million for the corresponding prior year period. The year-over-year increase in operating expenses was primarily related to commercial infrastructure expansion and marketing activities to support the Shield and Oncology growth and an increase in stock-based compensation. Non-GAAP operating expenses were $288.3 million for the second quarter of 2026, as compared to $215.3 million for the corresponding prior year period. The year-over-year increase in non-GAAP operating expenses was primarily related to commercial infrastructure expansion and marketing activities to support the Shield and Oncology growth.
Net loss was $120.1 million for the second quarter of 2026, as compared to $99.9 million for the corresponding prior year period. Net loss per share was $0.90 for the second quarter of 2026, as compared to $0.80 for the corresponding prior year period.
Non-GAAP net loss was $56.2 million for the second quarter of 2026, as compared to $55.0 million for the corresponding prior year period. Non-GAAP net loss per share was $0.42 for the second quarter of 2026, as compared to $0.44 for the corresponding prior year period.
Adjusted EBITDA loss was $55.9 million for the second quarter of 2026, as compared to a $51.9 million loss for the corresponding prior year period.
Free cash flow for the second quarter of 2026 was $(69.5) million, as compared to $(65.9) million for the corresponding prior year period.
Cash, cash equivalents, and restricted cash were $1.2 billion as of June 30, 2026.
2026 Guidance
Guardant Health now expects full year 2026 revenue to be in the range of $1.34 to $1.36 billion, representing growth of 36% to 38% compared to full year 2025. This compares to the prior range of $1.30 to $1.32 billion, representing growth of 32% to 34%.
Within this revenue range:
•Oncology revenue is now expected to grow approximately 30% in 2026, compared to prior guidance of 28% to 29%. Oncology volume is now expected to grow to approximately 50% in 2026, compared to prior guidance of approximately 35%.
•Biopharma & Data revenue growth is expected to be in the low double-digit range.
•Screening revenue is now expected to be in the range of $218 to $230 million, driven by Shield volume of 270,000 to 285,000 tests. This compares to the prior guidance of $186 to $198 million revenue and 230,000 to 245,000 tests.
Guardant Health continues to expect full year 2026 non-GAAP gross margin to be in the range of 64% to 65%. Guardant Health now expects total non-GAAP operating expenses to be in the range of $1.08 to $1.10 billion, an increase compared to the prior range of $1.05 to $1.07 billion. Guardant Health now expects full-year free cash flow burn of $195 million to $205 million, compared with its previous outlook of $185 million to $195 million. The revised range reflects accelerated investment in laboratory capacity to support rapid Shield volume growth and represents an improvement from the $233 million of free cash flow burn reported for full-year 2025.
Webcast Information
Guardant Health will host a conference call to discuss the second quarter 2026 financial results after market close on Thursday, July 30, 2026 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, contingent consideration, amortization of intangible assets, impairment of non-marketable equity securities, gain on extinguishment of convertible notes, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; contingent consideration; and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchases of property and equipment in the period.

We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care and accelerating new cancer therapies by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and treatment selection for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding the potential utilities, values, benefits and advantages of Guardant Health’s liquid biopsy tests or assays, which involve risks and uncertainties that could cause the actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2025, and in its other reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.
Investor Contact:
Zarak Khurshid
investors@guardanthealth.com
Media Contact:
Meaghan Smith
press@guardanthealth.com

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue	$334,978	$232,088	$636,643	$435,559
Costs and operating expenses:
Cost of revenue	115,949	81,205	220,868	155,928
Research and development expense	96,533	87,449	187,571	175,970
Sales and marketing expense	189,954	119,588	359,086	223,904
General and administrative expense	61,660	50,259	119,586	97,211
Total costs and operating expenses	464,096	338,501	887,111	653,013
Loss from operations	(129,118)	(106,413)	(250,468)	(217,454)
Interest income	10,199	7,560	21,350	16,672
Interest expense	(1,346)	(983)	(2,693)	(1,774)
Other income (expense), net	308	(25)	151	7,826
Loss before provision for income taxes	(119,957)	(99,861)	(231,660)	(194,730)
Provision for income taxes	185	38	557	328
Net loss	$(120,142)	$(99,899)	$(232,217)	$(195,058)
Net loss per share, basic and diluted	$(0.90)	$(0.80)	$(1.76)	$(1.57)
Weighted-average shares used in computing net loss per share, basic and diluted	132,867	124,114	132,074	123,993

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,053,469	$378,203
Short-term marketable securities	—	823,395
Accounts receivable, net	144,249	137,849
Inventory, net	105,463	85,876
Prepaid expenses and other current assets, net	61,458	40,723
Total current assets	1,364,639	1,466,046
Restricted cash	114,270	111,214
Property and equipment, net	155,299	145,915
Right-of-use assets, net	147,566	158,849
Intangible assets, net	25,267	25,921
Goodwill	77,257	77,257
Other assets, net	27,996	28,457
Total Assets	$1,912,294	$2,013,659
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$93,514	$54,442
Accrued compensation	121,366	119,646
Accrued expenses	79,291	77,889
Deferred revenue	44,791	50,753
Total current liabilities	338,962	302,730
Convertible senior notes, net	1,502,943	1,504,000
Long-term operating lease liabilities	166,312	178,463
Other long-term liabilities	126,944	127,773
Total Liabilities	2,135,161	2,112,966
Stockholders’ deficit:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized; 133,612,678 and 130,635,301 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	1	1
Additional paid-in capital	3,009,424	2,900,056
Accumulated other comprehensive loss	(5,563)	(4,852)
Accumulated deficit	(3,226,729)	(2,994,512)
Total Stockholders’ Deficit	(222,867)	(99,307)
Total Liabilities and Stockholders’ Deficit	$1,912,294	$2,013,659

Guardant Health, Inc.
Supplemental Revenue Information
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Oncology	$219,105	$158,685	$424,059	$309,244
Biopharma and data	60,947	56,020	113,924	101,396
Screening	52,866	14,814	94,456	20,491
Licensing and other	2,060	2,569	4,204	4,428
Total revenue	$334,978	$232,088	$636,643	$435,559
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP cost of revenue	$115,949	$81,205	$220,868	$155,928
Amortization of intangible assets	(150)	(150)	(298)	(298)
Stock-based compensation expense and related employer payroll tax payments	(3,945)	(2,759)	(7,156)	(5,149)
Non-GAAP cost of revenue	$111,854	$78,296	$213,414	$150,481

GAAP gross profit	$219,029	$150,883	$415,775	$279,631
Amortization of intangible assets	150	150	298	298
Stock-based compensation expense and related employer payroll tax payments	3,945	2,759	7,156	5,149
Non-GAAP gross profit	$223,124	$153,792	$423,229	$285,078

GAAP research and development expense	$96,533	$87,449	$187,571	$175,970
Stock-based compensation expense and related employer payroll tax payments	(16,025)	(14,255)	(30,474)	(27,345)
Contingent consideration	—	(647)	—	(1,181)
Non-GAAP research and development expense	$80,508	$72,547	$157,097	$147,444

GAAP sales and marketing expense	$189,954	$119,588	$359,086	$223,904
Stock-based compensation expense and related employer payroll tax payments	(17,594)	(11,756)	(32,296)	(21,945)
Non-GAAP sales and marketing expense	$172,360	$107,832	$326,790	$201,959

GAAP general and administrative expense	$61,660	$50,259	$119,586	$97,211
Amortization of intangible assets	(126)	(266)	(356)	(598)
Stock-based compensation expense and related employer payroll tax payments	(24,842)	(14,832)	(44,351)	(28,403)
Contingent consideration	(1,000)	(230)	(1,000)	(720)
Other	(250)	—	(1,400)	(2,000)
Non-GAAP general and administrative expense	$35,442	$34,931	$72,479	$65,490

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP loss from operations	$(129,118)	$(106,413)	$(250,468)	$(217,454)
Amortization of intangible assets	276	416	654	896
Stock-based compensation expense and related employer payroll tax payments	62,406	43,602	114,277	82,842
Contingent consideration	1,000	877	1,000	1,901
Other	250	—	1,400	2,000
Non-GAAP loss from operations	$(65,186)	$(61,518)	$(133,137)	$(129,815)

GAAP net loss	$(120,142)	$(99,899)	$(232,217)	$(195,058)
Amortization of intangible assets	276	416	654	896
Stock-based compensation expense and related employer payroll tax payments	62,406	43,602	114,277	82,842
Contingent consideration	1,000	877	1,000	1,901
Impairment of non-marketable equity securities	—	—	—	5,000
Gain on extinguishment of convertible notes	—	—	—	(13,672)
Other	250	—	1,400	2,000
Non-GAAP net loss	$(56,210)	$(55,004)	$(114,886)	$(116,091)

GAAP net loss per share, basic and diluted	$(0.90)	$(0.80)	$(1.76)	$(1.57)
Non-GAAP net loss per share, basic and diluted	$(0.42)	$(0.44)	$(0.87)	$(0.94)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	132,867	124,114	132,074	123,993

Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

GAAP net loss	$(120,142)	$(99,899)	$(232,217)	$(195,058)
Interest income	(10,199)	(7,560)	(21,350)	(16,672)
Interest expense	1,346	983	2,693	1,774
Other expense (income), net	(308)	25	(151)	(7,826)
Provision for income taxes	185	38	557	328
Depreciation and amortization	9,561	10,042	19,003	20,278
Stock-based compensation expense and related employer payroll tax payments	62,406	43,602	114,277	82,842
Contingent consideration	1,000	877	1,000	1,901
Other	250	—	1,400	2,000
Adjusted EBITDA	$(55,901)	$(51,892)	$(114,788)	$(110,433)
Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net cash used in operating activities	$(57,778)	$(60,285)	$(123,401)	$(122,974)
Purchases of property and equipment	(11,759)	(5,649)	(17,339)	(10,108)
Free cash flow	$(69,537)	$(65,934)	$(140,740)	$(133,082)